Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2018, relating to the combined financial statements of Caesars Entertainment Outdoor appearing in the Annual Report on Form 10-K of VICI Properties Inc. for the year ended December 31, 2017, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

October 1, 2018